                                         EXHIBIT 25(b)


                                             Registration No. 333-______

                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)   X  .


                           STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                   LIBERTY BANK AND TRUST COMPANY OF TULSA,
                             NATIONAL ASSOCIATION
                 I.R.S. Employer Identification No. 73-0241869
                   (Formerly Named:  The First National Bank
                          and Trust Company of Tulsa)
              (Exact name of Trustee as specified in its Charter)


                 15 East Fifth Street, Tulsa, Oklahoma  74103
             (Address and zip code of principal executive offices)

             Craig R. Cunningham, Vice President and Trust Officer
                             15 East Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 586-5763

                    (Name, address and telephone number of
                              agent for service)


                      PUBLIC SERVICE COMPANY OF OKLAHOMA
                 I.R.S. Employer Identification No. 73-0410895
                               (Name of Obligor)


                             212 East Sixth Street
                          Tulsa, Oklahoma  74119-1212
             (Address and zip code of principal executive offices)


               Incorporated Under Laws of the State of Oklahoma
                           (State of Incorporation)

                    Senior Notes, _________%, due ________,
                    together with all securities registered
            pursuant to the delayed offering registration statement
                      (Title of the indenture securities)
Item 1.      GENERAL INFORMATION

                  a) The Trustee is a national banking association and subject to supervision and examination by:

                          (i)   The Comptroller of the Currency;

                         (ii)   The Board of Governors of the Federal
                                      Reserve System;

                        (iii)   The Federal Deposit Insurance
                                      Corporation; and

                         (iv)   The Oklahoma Banking Department

                  b) The Trustee is authorized to exercise trust powers.



Item 2.     AFFILIATIONS WITH THE OBLIGOR

                  The Trustee is not affiliated with the Obligor
            within the meaning of the definition of such term in Rule 0-2 of the General Rules and Regulations under the Trust Indenture Act of 1939, as amended ("Act").



Item 3.     VOTING SECURITIES OF THE TRUSTEE

                  As of the close of business on January 31, 1996, the
            issued and outstanding voting securities of the Trustee consisted of:

                  Column A                     Column B

                  Title of Class               Amount of Outstanding

                  Common Stock,                1,692,200 Shares
                  $10.00 par value



Item 4.     TRUSTEESHIPS UNDER OTHER INDENTURES

                  The Trustee is the Trustee of the following
            securities of the Obligor:

                  a) Titles of the securities outstanding under each such other indenture:

                  Public Service Company of Oklahoma First Mortgage Bonds, Series J, 5-1/4%, due March 1, 1996

                  Public Service Company of Oklahoma First Mortgage Bonds, Series K, 7-1/4%, due January 1, 1999

                  Public Service Company of Oklahoma First Mortgage Bonds, Series L, 7-3/8%, due March 1, 2002

                  Public Service Company of Oklahoma First Mortgage Bonds, Series M, 8-1/4%, due January 1, 2004

                  Public Service Company of Oklahoma First Mortgage Bonds, Series N, 8-3/4%, due June 1, 2005

                  Public Service Company of Oklahoma First Mortgage Bonds, Series R, 9%, due May 1, 2016

                  Public Service Company of Oklahoma First Mortgage Bonds, Series S, 7-1/4%, due July 1, 2003.

                  Public Service Company of Oklahoma First Mortgage Bonds, Series T, 7-3/8%, due December 1, 2004

                  Public Service Company of Oklahoma First Mortgage Bonds, Series U, 6-1/4%, due April 1, 2003

                  Public Service Company of Oklahoma First Mortgage Bonds, Series V, 7-3/8%, due April 1, 2023

                  Public Service Company of Oklahoma First Mortgage Bonds, Series W, 6-1/2%, due June 1, 2005

                  Public Service Company of Oklahoma First Mortgage Bonds, Series X, _______%, due _________________

                  Public Service Company of Oklahoma Senior Notes, _______%, due _________________

                  b) The following is a brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 316(b)(1) in the Act arises as a result of the Trusteeship under any such other indenture, including a statement of how the indenture securities will rank as compared with the securities issued under such other indentures.

                  First Mortgage Bonds listed above in answer to Item
            4(a) are outstanding and secured by an Indenture dated July 1, 1945 and various supplements thereto, which Indenture and supplements have been executed on various dates by Public Service Company of Oklahoma to The First National Bank and Trust Company of Tulsa, or its successor, Liberty Bank and Trust Company of Tulsa, National Association, as Trustee. The First Mortgage Bonds will be issued under said Indenture dated July 1, 1945, and Supplemental Indentures dated February 1, 1948; April 1, 1951; March 1, 1953; February 1, 1954;
            February 1, 1957; May 1, 1958; January 1, 1963; March 1, 1966; January 1, 1969; March 1, 1972; June 1, 1975;
            June 1, 1979; December 1, 1979; March 1, 1983; May 1,
            1986; July 1, 1992; December 1, 1992; April 1, 1993; June
            1, 1993 (all of which were heretofore qualified under the Act) and a Supplemental Indenture to be dated as of ____________, 1996. All of the above-described securities are of equal rank.

                  Senior Notes listed above in answer to Item 4(a) are
            outstanding and secured by an Indenture dated
            ___________, 1996 which Indenture has been executed by Public Service Company of Oklahoma to Liberty Bank and Trust Company of Tulsa, National Association, as Trustee.


Item 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS

                  Neither the Trustee nor any of its directors or
            executive officers is a director, officer, partner, employer, appointee or representative of the Obligor or of any underwriter for the Obligor.


Item 6.     VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR
            ITS OFFICIALS

                  The Obligor and its directors and officers taken as
            a group did not own beneficially as of the close of business on January 31, 1996, more than 1 percent of the outstanding voting securities of the Trustee.


Item 7.     VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
            THEIR OFFICIALS.

                  No present single underwriter, its directors,
            partners and executive officers owned beneficially as of the close of business on January 31, 1996, as a group, more than 1 percent of the outstanding voting securities of the Trustee.


Item 8.     SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE

                  As of the close of business on January 31, 1996, no
            securities of the Obligor were owned beneficially by the Trustee or held by it as collateral security for obligations in default.


Item 9.     SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE

            As of the close of business January 31, 1996,

                              (See Note, page 6.)



Item 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR

                  As of the close of business on January 31, 1996, the
            Trustee did not own beneficially or hold as collateral security for any obligation in default voting securities of a person who, to its knowledge, (1) owns 10 percent or more of the voting securities of the Obligor or (2) under which any other securities of the Obligor are outstanding. The other indentures of the Obligor for which the Trustee is a trustee are listed under Item 4.


Item 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING
            SECURITIES OF THE OBLIGOR

                  As of the close of business on January 31, 1996, the
            Trustee did not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more the voting securities of the Obligor.


Item 12.    INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

                  As of the close of business on January 31, 1996, the
            Obligor was not indebted to the Trustee in respect of any indebtedness to be reported under Item 12 and it had not established any credit line or borrowing relationship with the Trustee.



Item 13.    DEFAULTS BY THE OBLIGOR

                  a) As of the close of business on January 31, 1996, there had not occurred any default on the part of the Obligor in respect to the securities under this indenture.

                  b) As of the close of business on January 31, 1996, there had not occurred any default on the part of the Obligor under any other indenture.


                                     NOTE


                  The answers to this statement insofar as such
            answers relate to what persons have been underwriters for any securities of the Obligor within three years prior to the date of filing this statement, or are owners of 10 percent or more of the voting securities of the Obligor, or affiliates, are based upon information in--writing furnished to the Trustee by the Obligor, and upon which the Trustee has relied for the purposes of this document.

                  Inasmuch as this statement is filed prior to the
            determination of underwriters of the indenture securities, the answers to Items 5, 7, 9, and 14 are based on incomplete information. To the best of our knowledge and belief, however, there is no person, firm or corporation ordinarily engaged in underwriting securities:

                        1)   which is an affiliate of the Trustee;

                        2) of which any director or executive officer of the Trustee is a director, partner, employee, appointee or representative;

                        3) which individually owns, beneficially, or whose directors, partners and executive officers collectively own, beneficially, more than 1 percent of the outstanding Common Stock of the Trustee; or,

                        4) whose securities are owned beneficially by the Trustee or held by the Trustee as collateral security for obligations in default.

                  This statement may therefore be considered as
            correct unless amended contemporaneously with the filing by the Obligor of the Amendment to its Registration Statement disclosing underwriters for the indenture securities.


Item 14.    AFFILIATIONS WITH THE UNDERWRITERS

                  To the best knowledge and belief of the Trustee no
            underwriter of securities of the Obligor is an affiliate of the Trustee.

                              (See Note, page 6.)


Item 15.    FOREIGN TRUSTEE

                  The Trustee is not a foreign trustee but a national
            banking association organized and existing under the banking laws of the United States of America.


Item 16.    LIST OF EXHIBITS

            Exhibit (1)         The Articles of Association of the
                                Trustee as now in effect.

            Exhibit (2)(a)      The Certificate of Authority of the
                                Trustee to commence business

            Exhibit (2)(b)      The Certificate approving consolidation

            Exhibit (3)(a)      The authorization of the Trustee to
                                exercise corporate trust powers

            Exhibit (3)(b)      The authorization from the Federal
                                Reserve Bank to do Trustee business

            Exhibit (4)         The By-Laws of the Trustee as presently
                                in existence.

                  Note: Exhibits 1, 2, 3 and 4 are incorporated herein by reference to the same numbers in Registration No. 33-48650.

            Exhibit (6)         The consent of the Trustee required by
                                Section 321(b) of the Act.

            Exhibit (7)         A copy of the latest report of
                                condition of the Trustee published
                                pursuant to Law or the requirements of
                                its supervising or examining authority,
                                being as of the close of business on
                                December 31, 1995.



                                   SIGNATURE


      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Liberty Bank and Trust Company of Tulsa, National Association, a national banking association, organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Tulsa, and State of Oklahoma, on the 15th day of February, 1996.


                                      LIBERTY BANK AND TRUST COMPANY
                                      OF TULSA, NATIONAL ASSOCIATION



                                      By:/s/ CRAIG R. CUNNINGHAM
                                             Craig R. Cunningham,
                                             Vice President and Trust
                                               Officer



                                   EXHIBIT 6













                               February 15, 1996



Securities and Exchange
  Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

      Pursuant to the provisions of the last sentence of the first paragraph of subsection (b) of Section 321 of the Trust Indenture Act of 1939, as amended, and subject to the conditions contained in the second paragraph of said subsection (b), Liberty Bank and Trust Company of Tulsa, N.A., a national banking association, hereby consents, in connection with the qualification of the Indenture dated as of _________________, 1996, of Public Service Company of Oklahoma Senior Notes, ___________%, due _______________ referred to in the Statement of Eligibility filed by the undersigned under said Act, that reports of examinations of it by Federal authorities and authorities of the State of Oklahoma may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                      Sincerely,

                                      LIBERTY BANK AND TRUST COMPANY
                                      OF TULSA, NATIONAL ASSOCIATION



                                      By:/s/ CRAIG R. CUNNINGHAM
                                             Craig R. Cunningham,
                                             Vice President and Trust
                                               Officer

CRC:jr





EXHIBIT 7

            A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.









Liberty Bank and Trust Company of Tulsa
National Association
Balance Sheet
(Thousands)


ASSETS

1.  Cash and balances due from depository institutions:
    a.  Noninterest-bearing balances and currency and coin(1)..........   74,316
    b.  Interest-bearing balances(2) ..................................      306
 2.   Securities:
      a.   Held-to-maturity securities..................................   75,519
      b.   Available-for-sale securities ...............................  218,855
 3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a.   Federal funds sold ..........................................   42,501
      b.   Securities purchased under agreements to resell .............   16,000
 4.   Loans and lease financing receivables:
      a.   Loans and leases, net of unearned income ...........|560,685|
      b.   LESS:  Allowance for loan and lease losses .........|  4,654|
      c.   LESS:  Allowance transfer risk reserve .............|      0|
      d.   Loans and leases, net of unearned income,
           allowance, and reserve (item 4.a minus 4.b and 4.c) .........  556,031
 5.   Trading assets....................................................    4,942
 6.   Premises and fixed assets (including capitalized leases)..........   12,116
 7.   Other real estate owned ..........................................      302
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)..............................................
0
 9.   Customers' liability to this bank on acceptances outstanding .....
75
 10.  Intangible assets ................................................    1,386
 11.  Other assets......................................................   26,648
 12.  Total assets (sum of items 1 through 11)......................... 1,028,997

 ____________
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.


 LIABILITIES

 13.  Deposits:
      a.   In domestic offices.......................................     729,980
           (1) Noninterest-bearing(3) .................... | 207,585|
           (2) Interest-bearing .......................... | 522,395|
      b.   In foreign offices, Edge and Agreement subsidiaries,
           and IBFs...................................................    129,096
           (1) Noninterest-bearing ....................... |       0|
           (2) Interest-bearing .......................... | 129,096|

14.   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a.   Federal funds purchased .....................................   23,970
      b.   Securities sold under agreements to repurchase ..............    1,300
 15.  a.   Demand notes issued to the U.S. Treasury ....................   13,017
      b.   Trading liabilities .........................................
0
 16.  Other borrowed money:
      a.   With original maturity of one year or less ..................      396
      b.   With original maturity of more than one year ................   20,231
 17.  Mortgage indebtedness and obligations under capitalized leases............................................................
0
 18.  Bank's liability on acceptances executed and outstanding..........
75
 19.  Subordinated notes and debentures ................................
0
 20.  Other liabilities ................................................   15,557
 21.  Total liabilities (sum of items 13 through 20)....................  933,622
 22.  Limited life preferred stock and related surplus..................
0

EQUITY CAPITAL

 23.  Perpetual preferred stock and related surplus.....................   10,000
 24.  Common stock......................................................   16,922
 25.  Surplus (exclude all surplus related to preferred stock)..........   23,935
 26.  a.   Undivided profits and capital reserves.......................   41,048
      b.   Net unrealized holding gains (losses) on available-for-sale
             securities.................................................    3,470
 27.  Cumulative foreign currency translation adjustments...............
0
 28.  Total equity capital (sum of items 23 through 27).................   95,375
 29.  Total liabilities, limited life preferred stock, and equity capital (sum of items 21, 22, and 28)............................ 1,028,997

 ____________
(3) Includes total demand deposits and noninterest-bearing time and saving deposits.